Exhibit 10.1
EXECUTION VERSION

AMENDMENT NO. 13
(Ares Capital JB Funding LLC)

THIS AMENDMENT NO. 13, dated as of February 25, 2026 (this “Amendment”), is entered into by and among Ares Capital JB Funding LLC, as the borrower (together with its successors and assigns in such capacity, the “Borrower”), Ares Capital Corporation, as the servicer (together with its successors and assigns in such capacity, the “Servicer”) and as the transferor (together with its successors and assigns in such capacity, the “Transferor”), Sumitomo Mitsui Banking Corporation (“SMBC”), as the administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”), as a lender (together with its successors and assigns in such capacity, a “Lender”), Citizens Bank, N.A. (“Citizens Bank”), as a lender (together with its successors and assigns in such capacity, a “Lender”) and Sumitomo Mitsui Trust Bank, Limited, New York Branch (“SuMi Trust”), as a lender (together with its successors and assigns in such capacity, a “Lender” and, together with SMBC and Citizens Bank, the “Lenders”), SMBC, as the collateral agent (together with its successors and assigns in such capacity, the “Collateral Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Loan and Servicing Agreement (as defined below).

R E C I T A L S

WHEREAS, the above-named parties have entered into the Loan and Servicing Agreement dated as of January 20, 2012 (such agreement as amended on September 14, 2012 by Omnibus Amendment No. 1, as amended on December 20, 2013 by Omnibus Amendment No. 2, as amended on June 30, 2015 by Omnibus Amendment No. 3, as amended by Omnibus Amendment No. 4 on August 24, 2017, as amended by Omnibus Amendment No. 5 on September 12, 2018, as amended by Omnibus Amendment No. 6 on September 10, 2019, as amended by Omnibus Amendment No. 7 on December 31, 2019, as amended by Amendment No. 8 on May 28, 2021, as amended by Amendment No. 9 on April 28, 2023, as amended by Amendment No. 10 on March 28, 2024, as amended by Amendment No. 11 on December 6, 2024, as amended by Amendment No. 12 on July 25, 2025 and as may be further amended, modified, supplemented or restated from time to time, the “Loan and Servicing Agreement”);

WHEREAS, pursuant to and in accordance with Section 11.01 of the Loan and Servicing Agreement, the parties hereto desire to amend the Loan and Servicing Agreement in certain respects as provided herein;

WHEREAS, all required consents and approvals of the parties hereto to the execution, delivery and performance of this Amendment have been obtained;

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:
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SECTION 1. AMENDMENTS.

(a) The Loan and Servicing Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan and Servicing Agreement attached as Exhibit A hereto.

SECTION 2. LOAN AND SERVICING AGREEMENT IN FULL FORCE AND EFFECT AS AMENDED.

Except as specifically amended hereby, all provisions of the Loan and Servicing Agreement are hereby ratified and shall remain in full force and effect. After this Amendment becomes effective, all references to the Loan and Servicing Agreement and corresponding references thereto or therein such as “hereof,” “herein,” or words of similar effect referring to the Loan and Servicing Agreement shall be deemed to mean the Loan and Servicing Agreement as amended hereby. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Loan and Servicing Agreement other than as expressly set forth herein, and shall not constitute a novation of the Loan and Servicing Agreement.

SECTION 3. REPRESENTATIONS.

Each of the Borrower, the Transferor and the Servicer, severally for itself only, represents and warrants as of the date of this Amendment as follows:

(i) it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;

(ii) the execution, delivery and performance by it of this Amendment and the Loan and Servicing Agreement, as amended hereby, are within its powers, have been duly authorized, and do not contravene (A) its corporate charter/certificate of incorporation, by-laws, or other organizational documents, or (B) any Applicable Law;

(iii) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment and the Loan and Servicing Agreement, as amended hereby, by or against it;

(iv) this Amendment has been duly executed and delivered by it;

(v) each of this Amendment and the Loan and Servicing Agreement, as amended hereby, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; and

(vi) no Unmatured Event of Default, Event of Default or Servicer Termination Event has occurred and is continuing and the execution of this Amendment by the parties hereto will not result in the occurrence of an Event of Default, Unmatured Event of Default or Servicer Termination Event.

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SECTION 4. CONDITIONS TO EFFECTIVENESS.

The effectiveness of this Amendment is conditioned upon: (i) payment of the outstanding fees and disbursements of the Lenders; (ii) delivery of executed signature pages by all parties hereto to the Administrative Agent; (iii) delivery of opinions of counsel for the Borrower, the Servicer and the Transferor to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, with respect to such matters as the Administrative Agent may reasonably request; and (iv) payment by Borrower of all legal fees and expenses of counsel to Administrative Agent relating to this Amendment and the related documents.

SECTION 5. [RESERVED]

SECTION 6. MISCELLANEOUS.

(a) This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(b) The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c) This Amendment may not be amended or otherwise modified except as provided in the Loan and Servicing Agreement.

(d) The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment or the Loan and Servicing Agreement.

(e) Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(f) This Amendment and the Loan and Servicing Agreement contain the final and complete integration of all prior expressions by the parties hereto only with respect to the matters expressly set forth herein and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings. There are no unwritten oral agreements among the parties with respect to the matters set forth herein.

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(g) The provisions of Sections 11.08 and 11.09 of the Loan and Servicing Agreement are each incorporated by reference herein mutatis mutandis.

(h) The Administrative Agent and the Lenders hereby authorize, direct and consent to the execution of this Amendment by the Collateral Agent, the Collateral Custodian and the Bank.

(i) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE LOAN AND SERVICING AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS SET FORTH IN THE LOAN AND SERVICING AGREEMENT.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BORROWER:		ARES CAPITAL JB FUNDING LLC,
as the Borrower

	By:	/s/ Scott Lem
	Name:	Scott Lem
	Title:	Chief Financial Officer and Treasurer

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

Ares Capital JB Funding LLC
Amendment No. 13 to LSA

THE SERVICER:		ARES CAPITAL CORPORATION,
as the Servicer

	By:	/s/ Scott Lem
	Name:	Scott Lem
	Title:	Chief Financial Officer and Treasurer

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

Ares Capital JB Funding LLC
Amendment No. 13 to LSA

THE TRANSFEROR:		ARES CAPITAL CORPORATION,
as the Transferor

	By:	/s/ Scott Lem
	Name:	Scott Lem
	Title:	Chief Financial Officer and Treasurer

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

Ares Capital JB Funding LLC
Amendment No. 13 to LSA

THE ADMINISTRATIVE AGENT:	SUMITOMO MITSUI BANKING CORPORATION, as the Administrative Agent

	By:	/s/ Jason Hare
	Name:	Jason Hare
	Title:	Managing Director

LENDER:	SUMITOMO MITSUI BANKING CORPORATION, as a Lender

	By:	/s/ Jason Hare
	Name:	Jason Hare
	Title:	Managing Director

THE COLLATERAL AGENT:	SUMITOMO MITSUI BANKING CORPORATION, not in its individual capacity but solely as the Collateral Agent

	By:	/s/ Jason Hare
	Name:	Jason Hare
	Title:	Managing Director

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

Ares Capital JB Funding LLC
Amendment No. 13 to LSA

LENDER:	CITIZENS BANK, N.A., as a Lender

	By:	/s/ Kevin Kelly
	Name:	Kevin Kelly
	Title:	Managing Director

Ares Capital JB Funding LLC
Amendment No. 13 to LSA

LENDER:	SUMITOMO MITSUI TRUST BANK, LIMITED, NEW YORK BRANCH, as a Lender

	By:	/s/ Tim Ng
	Name:	Tim Ng
	Title:	Senior Director

Ares Capital JB Funding LLC
Amendment No. 13 to LSA

Exhibit A

THE AMENDED LOAN AND SERVICING AGREEMENT

(See attached)

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~~EXECUTION VERSION~~
Conformed through Amendment No. ~~12~~13
EXECUTION VERSION

Up to U.S. $~~1,300,000,000~~1,600,000,000

LOAN AND SERVICING AGREEMENT

Dated as of January 20, 2012

By and Among

ARES CAPITAL JB FUNDING LLC,
as the Borrower

and

ARES CAPITAL CORPORATION,
as the Servicer and as the Transferor

and

SUMITOMO MITSUI BANKING CORPORATION,
as the Administrative Agent and as the Collateral Agent

THE LENDERS FROM TIME TO TIME PARTY HERETO,

and

U.S. BANK NATIONAL ASSOCIATION,
as the Collateral Custodian and as the Bank

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TABLE OF CONTENTS

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LIST OF SCHEDULES AND EXHIBITS
ANNEXES

ANNEX A	Commitments

SCHEDULES

SCHEDULE I	Conditions Precedent Documents
SCHEDULE II	Prior Names, Tradenames, Fictitious Names and “Doing Business As” Names
SCHEDULE III	Eligibility Criteria
SCHEDULE IV	Agreed-Upon Procedures For Independent Public Accountants
SCHEDULE V	Loan Asset Schedule
SCHEDULE VI	Advance Funding Account – Wire Instructions
SCHEDULE VII	GICS Industry Classifications

EXHIBITS

EXHIBIT A	Form of Approval Notice
EXHIBIT B	Form of Borrowing Base Certificate
EXHIBIT C	Form of Disbursement Request
EXHIBIT D	Form of Joinder Supplement
EXHIBIT E	Form of Notice of Borrowing
EXHIBIT F	Form of Notice of Reduction (Reduction of Advances Outstanding)
EXHIBIT G	Form of Notice of Reduction (Reduction of Maximum Facility Amount)
EXHIBIT H	Form of Variable Funding Note
EXHIBIT I	Form of Notice and Request for Consent
EXHIBIT J	Form of Servicing Report
EXHIBIT K	Form of Servicer’s Certificate (Servicing Report)
EXHIBIT L	Form of Release of Required Loan Documents
EXHIBIT M	Form of Assignment and Acceptance
EXHIBIT N	Form of Power of Attorney for Servicer
EXHIBIT O	Form of Power of Attorney for Borrower
EXHIBIT P	Form of Servicer’s Certificate (Loan Asset Register)
EXHIBIT Q	Form of Conversion Notice

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This LOAN AND SERVICING AGREEMENT is made as of January 20, 2012, by and among:
(1)ARES CAPITAL JB FUNDING LLC, a Delaware limited liability company (together with its successors and assigns in such capacity, the “Borrower”);
(2)ARES CAPITAL CORPORATION, a Maryland corporation, as the Servicer (as defined herein) and as the Transferor (as defined herein);
(3)SUMITOMO MITSUI BANKING CORPORATION, a Japanese banking corporation, as the Administrative Agent (together with its successors and assigns in such capacity, the “Administrative Agent”), as the Collateral Agent (together with its successors and assigns in such capacity, the “Collateral Agent”);
(4)THE LENDERS FROM TIME TO TIME PARTY HERETO (individually or collectively, as the context may require, “Lender”); and
(5)U.S. BANK NATIONAL ASSOCIATION (“U.S. Bank”), as the Bank (as defined herein) and as the Collateral Custodian (together with its successors and assigns in such capacity, the “Collateral Custodian”).

PRELIMINARY STATEMENTS
WHEREAS, the Lender has agreed, on the terms and conditions set forth herein, to provide a secured revolving credit facility which shall provide for Advances from time to time in an aggregate principal amount not to exceed the Borrowing Base;
WHEREAS, the proceeds of the Advances will be used (a) to finance the Borrower’s purchase, on a “true sale” basis, of Eligible Loan Assets from the Transferor pursuant to the Purchase and Sale Agreement, with such Eligible Loan Assets to be approved by the Administrative Agent, (b) to fund the Unfunded Exposure Account and (c) to distribute such proceeds to the Borrower’s parent.
NOW THEREFORE, based upon the foregoing Preliminary Statements, the parties agree as follows:
ARTICLE I.
DEFINITIONS
SECTION 1.01 Certain Defined Terms.
(a)Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.01.
(b)As used in this Agreement and the exhibits and schedules thereto (each of which is hereby incorporated herein and made a part hereof), the following terms shall have the
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applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Percentage” means the following for each Eligible Loan Asset:

(a)which is a First Lien Loan Asset, 65%;

(b)which is a First Lien Last Out Loan Asset, 55%; and

(c)which is a Second Lien Loan Asset, 35%;

“Applicable Spread” means as of any date of determination, (a) with respect to any rate based on the Benchmark or One Day Advance Benchmark, ~~1.80~~1.75% per annum and (b) with respect to any rate based on the Base Rate, ~~0.80~~0.75% per annum; provided that, at any time after the occurrence of an Event of Default, the Applicable Spread shall be ~~3.80~~3.75% per annum.

“Approval Notice” means, with respect to any Eligible Loan Asset, the written notice, in substantially the form attached hereto as Exhibit A, evidencing the approval by the Administrative Agent, in its sole discretion, of the conveyance of such Eligible Loan Asset by the Transferor to the Borrower pursuant to the terms of the Purchase and Sale Agreement and the Loan Assignment by which the Transferor effects such conveyance.

“Approved Valuation Firm” shall mean (a) each of (i) Houlihan Lokey Howard & Zukin, (ii) Lincoln International LLC (f/k/a Lincoln Partners LLC), (iii) Duff & Phelps Corp. and (iv) Valuation Research Corporation, and (b) any other nationally recognized valuation firm approved by each of the Borrower and the Administrative Agent in their sole reasonable discretion.

“Ares” means Ares Capital Corporation.

“Ares Competitor” has the meaning set forth in each Lender Fee Letter.

“Assigned Documents” has the meaning assigned to that term in Section 2.12.

“Assigned Value” means, with respect to each Loan Asset, as of any date of determination and expressed as a percentage of the Outstanding Balance of such Loan Asset, the lesser of (i) par, (ii) the purchase price (excluding any original issue discount); provided that any Loan Asset acquired with an original issue discount of 3% or less of par shall be deemed to be acquired at par and (iii) the value assigned by the Administrative Agent in its sole discretion as of the Cut-Off Date of such Loan Asset; provided that:

(a)If a Value Adjustment Event of the type described in clauses (a) or (c) of the definition thereof with respect to such Loan Asset occurs, the Assigned Value of such Loan Asset will be modified to zero.

(b)If a Value Adjustment Event of the type described in clauses (b), (d), (e), (f) or (g) of the definition thereof with respect to such Loan Asset occurs, the “Assigned Value”

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“Concentration Limits” means with respect to determining the Excess Concentration Amount as of any date of determination after giving effect to all additions and removals of Loan Assets on such date and for purposes of this definition calculated as if all Loan Assets are fully funded:

(a)as of the related Cut-off Date, the sum of (i) the aggregate Unfunded Exposure Amount and Aggregate Adjusted Borrowing Value of Revolving Loan Assets and (ii) the aggregate Unfunded Exposure Amount of Delayed Draw Loan Assets shall not exceed 15% of the aggregate Adjusted Borrowing Value;

(b)the maximum aggregate Adjusted Borrowing Value of all Eligible Loan Assets (exclusive of Accreted Interest) with respect to a single obligor may not exceed 6.0% of the Maximum Facility Amount, except that the maximum aggregate Adjusted Borrowing Value sum of the product of (A) the Outstanding Balance of all Eligible Loan Assets (exclusive of Accreted Interest) and (B) the Assigned Value of all Eligible Loan Assets with respect to up to two obligors may each be up to 7.0% of the Maximum Facility Amount, except that the maximum aggregate sum of the product of (A) the Outstanding Balance of all Eligible Loan Assets (exclusive of Accreted Interest) and (B) the Assigned Value of all Eligible Loan Assets with respect to up to two obligors may each be up to 8.0% of the Maximum Facility Amount;

(c)the aggregate Adjusted Borrowing Value of obligors that are in a single industry category, may not exceed 15% of the aggregate Adjusted Borrowing Value, except that the aggregate Adjusted Borrowing Value of all Eligible Loan Assets of obligors (i) that are in a single Industry Category may be up to 25% of the aggregate Adjusted Borrowing Value and (ii) that are in a single additional Industry Category may be up to 20% of the aggregate Adjusted Borrowing Value;

(d)the aggregate Adjusted Borrowing Value of all Eligible Loan Assets consisting of each of the First Lien Last Out Loan Assets and Second Lien Loan Assets will not exceed, in the aggregate, 20% of the Adjusted Borrowing Value; provided that in no event shall Second Lien Loan Assets exceed 15% of the aggregate Adjusted Borrowing Value; provided, further, that Second Lien Loan Assets of at most 10% of aggregate Adjusted Borrowing Value may have EBITDA of less than $50,000,000 as of the related Cut-off Date.;

(e)the aggregate Adjusted Borrowing Value of all Eligible Loan Assets consisting of PIK Loan Assets will not exceed 10% of the Adjusted Borrowing Value;

(f)the aggregate Adjusted Borrowing Value of all Eligible Loan Assets consisting of Partial PIK Loan Assets will not exceed 20% of the Adjusted Borrowing Value.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation

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“Make-Whole Premium” means an amount, payable solely to the Lenders becoming party to this Agreement after the ~~Twelfth~~Thirteenth Amendment Effective Date, equal to, to the extent the Make-Whole Premium is required to be paid pursuant to this Agreement, (i) on and after the ~~Twelfth~~Thirteenth Amendment Effective Date but prior to the first anniversary of the ~~Twelfth~~Thirteenth Amendment Effective Date, 0.75% of such Lender’s pro rata portion of the amount of the Maximum Facility Amount that is reduced, (ii) on and after the first anniversary of the ~~Twelfth~~Thirteenth Amendment Effective Date but prior to the second anniversary of the ~~Twelfth~~Thirteenth Amendment Effective Date, 0.50% of such Lender’s pro rata portion of the amount of the Maximum Facility Amount that is reduced and (iii) on and after the second anniversary of the ~~Twelfth~~Thirteenth Amendment Effective Date, 0%.

“Management Agreement” means the Investment Advisory and Management Agreement, dated as of September 30, 2004 (amended as of June 1, 2006), by and between Ares Capital Corporation and Ares Capital Management LLC, as further amended, restated supplemented, modified, waived and/or replaced from time to time.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Material Adverse Effect” means, with respect to any event or circumstance, a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of the Transferor, the Servicer or the Borrower, (b) the validity, enforceability or collectability of this Agreement or any other Transaction Document or the validity, enforceability or collectability of the Loan Assets generally or any material portion of the Loan Assets, (c) the rights and remedies of the Collateral Agent, the Collateral Custodian, the Bank, the Administrative Agent, the Lender or the Secured Parties with respect to matters arising under this Agreement or any other Transaction Document, (d) the ability of each of the Borrower and the Servicer, to perform their respective obligations under this Agreement or any other Transaction Document, or (e) the status, existence, perfection, priority or enforceability of the Collateral Agent’s, the Administrative Agent’s or the other Secured Parties’ Lien on the Collateral Portfolio.

“Material Modification” means any amendment or waiver of, or modification or supplement to, a Loan Agreement governing a Loan Asset executed or effected on or after the Cut-Off Date for such Loan Asset which:

(a) reduces or forgives any or all of the principal amount due under such Loan Asset;

(b) delays or extends the maturity date or any principal payment date for such Loan Asset (i) by more than six (6) months (or, along with all prior such amendments, waivers, modifications or supplements effected within a twelve (12) month period prior thereto, to the extent on or after the Cut-Off Date, causes the maturity date or principal payment date of such Loan Asset to be delayed or extended more than six (6) months in the aggregate) or (ii) beyond the Stated Maturity Date (provided that this clause (b)(ii) shall not apply to any amendment or waiver of, or modification or supplement to, a Loan Agreement governing a Loan Asset the maturity date of which was subsequent to the Stated Maturity Date as of the Cut-Off Date for such Loan Asset);

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(c) waives one or more Interest payments, permits any Interest due in cash to be deferred or capitalized and added to the principal amount of such Loan Asset (other than any deferral or capitalization already allowed by the terms of the Loan Agreement of any PIK Loan Asset), Partial PIK Loan Asset or Loan Asset excluded from being a Partial PIK Loan Asset pursuant to the proviso thereof), or reduces the spread or coupon with respect to such Loan Asset by more than 2.00% (provided that, for the avoidance of doubt, this clause (c) shall apply to any amendment or waiver of, or modification or supplement to, a Loan Agreement governing a Loan Asset which results in the reduction in spread or coupon, along with all prior reductions effected within a twelve (12) month period prior thereto, to the extent on or after the Cut-Off Date for such Loan Asset, exceeding 2.00% in the aggregate);

(d) (i) in the case of a First Lien Loan Asset, contractually or structurally subordinates such Loan Asset, or the Lien of such Loan Asset, by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than “permitted liens” as defined in the applicable Loan Agreement for such Loan Asset or such comparable definition if “permitted liens” is not defined therein, so long as such definition is reasonable and customary) on any of the Underlying Collateral securing such Loan Asset or (ii) in the case of a First Lien Last Out Loan Asset or a Second Lien Loan Asset, contractually or structurally subordinates such Loan Asset to any obligation (other than any first lien loan which existed at the Cut-Off Date for such Loan Asset) by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than “permitted liens” as defined in the applicable Loan Agreement for such Loan Asset or such comparable definition if “permitted liens” is not defined therein, so long as such definition is reasonable and customary) on any of the Underlying Collateral securing such Loan Asset;

(e) substitutes, alters or releases a material portion of the Underlying Collateral securing such Loan Asset and such substitution, alteration or release, as determined in the sole reasonable discretion of the Administrative Agent, materially and adversely affects the value of such Loan Asset; or

(f) amends, waives, forbears, supplements or otherwise modifies (a) the meaning of “Net Senior Leverage Ratio,” “Net Total Leverage Ratio,” “Interest Coverage Ratio” or “Permitted Liens” or any respective comparable definitions in the Loan Agreement for such Loan Asset or (b) any term or provision of such Loan Agreement referenced in or utilized in the calculation of any financial covenant, including, the “Net Senior Leverage Ratio,” “Net Total Leverage Ratio,” “Interest Coverage Ratio” or “Permitted Liens” or any respective comparable definitions for such Loan Asset, in either case, in a manner that, in the sole discretion of the Administrative Agent, materially and adversely affects the value of such Loan Asset.

“Maximum Facility Amount” means (i) initially $400,000,000 and (ii) on and after the ~~Twelfth~~Thirteenth Amendment Effective Date, the lesser of (x) the Aggregate Commitments and (y) $~~1,300,000,000~~1,600,000,000, as each such amount may be reduced from

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interbank market as may be selected by the Administrative Agent, in its sole discretion, or (b) if no such service is available, as the rate per annum at which Dollar deposits of $5,000,000 for a relevant maturity are offered by the principal London office of SMBC Bank International plc at approximately 11:00 a.m., London time, on such day or the most recent Business Day for which such rate is available; provided that, notwithstanding the foregoing, to the extent a replacement of the Benchmark has occurred pursuant to Section 2.24, then “One Day Advance LIBOR” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced the prior Benchmark.

“One Day Advance Limit” means $~~90,000,000~~125,000,000; provided that, for the avoidance of doubt, any One Day Advance that has been prepaid or converted into a Base Rate Advance or a Benchmark Advance shall not be included in the calculation of the One Day Advance Limit.

“One Day Advance Yield Rate” means, for any One Day Advance, as of any date of determination, an interest rate per annum equal to One Day Advance Benchmark for such One Day Advance for such day plus the Applicable Spread; provided that if the Administrative Agent determines that a Benchmark Unavailability Period has commenced, at the election of the Administrative Agent, the One Day Advance Yield Rate shall be equal to the Base Rate plus the Applicable Spread until the Administrative Agent determines that such Benchmark Unavailability Period has ceased, at which time the One Day Advance Yield Rate shall again be equal to One Day Advance Benchmark for such One Day Advance for such date plus the Applicable Spread.

“One Day Advances Outstanding” means, at any time, the outstanding One Day Advances; provided that the One Day Advances Outstanding shall not exceed the One Day Advance Limit.

“Opinion of Counsel” means a written opinion of counsel, which opinion and counsel are acceptable to the Administrative Agent in its sole discretion; provided that Latham & Watkins LLP, Richards Layton & Finger, P.A. and Venable LLP shall be considered acceptable counsel for purposes of this definition.

“Optional Sale” has the meaning assigned to that term in Section 2.07(c).
“Optional Sale Date” means any Business Day, provided 45 days’ prior written notice is given in accordance with Section 2.07(c).

“Outstanding Balance” means, with respect to any Loan Asset as of any date of determination, the outstanding principal balance of any advances or loans made to the related Obligor pursuant to the related Loan Agreement as of such date of determination (exclusive of any Interest and Accreted Interest); provided that amortization payments on a Loan Asset shall first be applied to Accreted Interest when determining the Outstanding Balance of such Loan Asset. For the avoidance of doubt, the Outstanding Balance with respect to a Revolving Loan Asset or a Delayed Draw Loan Asset shall be equal to the funded amount of such Revolving Loan Asset or Delayed Draw Loan Asset.

“Participant” has the meaning set forth in Section 2.14.

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“Participant Register” has the meaning set forth in Section 2.14.

“Partial PIK Loan Asset” means a Loan Asset which (a) provides for a portion of the Interest that accrues thereon to be added to the principal amount of such Loan Asset for some period of the time prior to such Loan Asset requiring the current cash payment of such previously capitalized Interest, which cash payment shall be treated as an Interest Collection at the time it is received and (b) the portion of such Loan Asset that is accruing interest that is required to be paid in cash pursuant to the terms of the related Loan Agreement at an interest rate of (i) if such Loan Asset is subject to a floating rate, greater than or equal to the Benchmark Rate plus the Applicable Spread plus 0.25% or (ii) if such Loan Asset is subject to a fixed-rate, greater than or equal to 8.00%; provided that the portion of such Loan Asset that is accruing interest that is required to be paid in cash pursuant to the terms of the related Loan Agreement at an interest rate of (i) if such Loan Asset is subject to a floating rate, greater than or equal to the Benchmark Rate plus 4.00% or (ii) if such Loan Asset is subject to a fixed rate, greater than or equal to 10.00%, shall not be considered a Partial PIK Loan Asset.

“PATRIOT Act” has the meaning assigned to that term in Section 4.01(ii).
“Payment” has the meaning assigned to that term in Section 9.02(a).
“Payment Date” means the 15th day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day, commencing on the Initial Payment Date; provided that the final Payment Date shall occur on the Collection Date.

“Payment Notice” has the meaning assigned to that term in Section 9.02(b).
“Pension Plan” has the meaning assigned to that term in Section 4.01(x).
“Permitted Investments” means, at any time, either cash or any Dollar investment that is one or more of the following obligations or securities:

(a)direct interest bearing obligations of, and interest bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States;

(b)demand or time deposits in, certificates of deposit of, demand notes of, or bankers’ acceptances issued by any depository institution or trust company organized under the laws of the United States or any State thereof (including any federal or state branch or agency of a foreign depository institution or trust company) and subject to supervision and examination by federal and/or state banking authorities (including, if applicable, the Collateral Agent, the Collateral Custodian or the Administrative Agent or any agent thereof acting in its commercial capacity); provided that the short term unsecured debt obligations of such depository institution or trust company at the time of such investment, or contractual commitment providing for such investment, are rated at least “A-1” by Standard & Poor’s and “P-1” by Moody’s;

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term securitization transaction. For the avoidance of doubt, notwithstanding any agreement by the Transferor or an Affiliate to purchase or place 100% of the equity in such term securitization transaction, any such party agreeing to so purchase or place may designate other Persons as purchasers of such equity provided such party or parties remain primarily liable therefor if such designees fail to purchase or place in connection with the closing date of such term securitization and/or, after the closing of such term securitization, may transfer equity it purchases at the closing thereof.

“Person” means an individual, partnership, corporation (including a statutory or business trust), limited liability company, joint stock company, trust, unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.

“PIK Loan Asset” means a Loan Asset which (a) provides for a portion of the Interest that accrues thereon to be added to the principal amount of such Loan Asset for some period of the time prior to such Loan Asset requiring the current cash payment of such previously capitalized Interest, which cash payment shall be treated as an Interest Collection at the time it is received. and (b) the portion of such Loan Asset that is accruing interest that is required to be paid in cash pursuant to the terms of the related Loan Agreement at an interest rate of (i) if such Loan Asset is subject to a floating rate, less than the Benchmark Rate plus the Applicable Spread plus 0.25% or (ii) if such Loan Asset is subject to a fixed rate, less than 8.00%.

“Portfolio Assets” means all Loan Assets owned by the Borrower, together with all proceeds thereof and other assets or property related thereto, including all right, title and interest of the Borrower in and to:

(a)any amounts on deposit in any cash reserve, collection, custody or lockbox accounts securing the Loan Assets;

(b)all rights with respect to the Loan Assets to which the Borrower is entitled as lender of record under the applicable Loan Agreement;

(c)the Controlled Accounts, together with all cash and investments in each of the foregoing other than amounts earned on investments therein;

(d)any Underlying Collateral securing a Loan Asset and all Recoveries related thereto, all payments paid in respect thereof and all monies due, to become due and paid in respect thereof accruing after the applicable Cut-Off Date and all liquidation proceeds;

(e)all Required Loan Documents, the Loan Asset Files related to any Loan Asset, any Records, and the documents, agreements, and instruments included in the Loan Asset Files or Records;

(f)all Insurance Policies with respect to any Loan Asset;

(g)all Liens, guaranties, indemnities, warranties, letters of credit, accounts, bank accounts and property subject thereto from time to time purporting to secure or support

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Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR Term SOFR Determination Day;

provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Thirteenth Amendment Effective Date” means February 25, 2026.

“Transaction Documents” means this Agreement, any Variable Funding Note (if delivered hereunder), any Joinder Supplement, the Purchase and Sale Agreement, the Control Agreement, the U.S. Bank Fee Letter, each Lender Fee Letter, the Collateral Agent Fee Letter and each document, instrument or agreement related to any of the foregoing.

“Transferor” means Ares, in its capacity as the transferor hereunder and as the seller under the Purchase and Sale Agreement, together with its successors and assigns in such capacity.

“Twelfth Amendment Effective Date” means July 25, 2025.

“U.S. Bank” has the meaning assigned to that term in the preamble hereto.

“U.S. Bank Fee Letter” means the U.S. Bank Fee Letter, dated as of the Closing Date, by and between the Borrower and U.S. Bank, as such letter may be amended, restated, supplemented, modified, waived and/or replaced from time to time.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided that each Business Day shall also be a U.S. Government Securities Business Day when used in connection with any notice given or determination made in respect of Term SOFR.

“UCC” means the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

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sales on an arms’ length basis and for fair market value or at a price specified herein; provided that (x) the proceeds of such sale shall be deposited into the Principal Collection Account to be disbursed in accordance with Section 2.04, (y) no event has occurred, or would result from such sale, which constitutes an Event of Default and no event has occurred and is continuing, or would result from such sale, which constitutes an Unmatured Event of Default or a Borrowing Base Deficiency; and (z) the Administrative Agent shall provide prior written consent to such sale. For the avoidance of doubt, nothing in this clause (g) shall prohibit the Borrower from transferring or distributing its Loan Assets to the holders of its equity or Affiliates, as applicable, in accordance with Sections 2.07(a), (c), (d) or (e) and subject to the limitations, if applicable, of Section 2.07(h).

(h)Limitations on Sales, Substitutions and Repurchases.

(i)The Outstanding Balance of all Loan Assets (excluding Defaulted Loan Assets and Warranty Loan Assets removed from the Collateral Portfolio pursuant to Section 2.07(c) or (e)) substituted pursuant to Section 2.07(a), sold pursuant to Sections 2.07(c) and (g) or released pursuant to Section 2.07(d) during any 12-month period (or such lesser number of months as shall have elapsed as of such date of determination) shall not exceed 20% of the highest aggregate Outstanding Balance of all Loan Assets at any time during such 12-month period; provided that, in connection with the Thirteenth Amendment Effective Date, for purposes of this clause (i), such 12-month period shall reset and commence on the Thirteenth Amendment Effective Date.

(ii)The Outstanding Balance of all Defaulted Loan Assets (other than Warranty Loan Assets removed from the Collateral Portfolio pursuant to Section 2.07(e)) substituted pursuant to Section 2.07(a), sold pursuant to Sections 2.07(c) and or released pursuant to Section 2.07(d) during any 12-month period (or such lesser number of months as shall have elapsed as of such date of determination) shall not exceed 15% of the highest aggregate Outstanding Balance of all Loan Assets at any time during such 12-month period.

SECTION 2.08 Payments and Computations, Etc.

(a)All amounts to be paid or deposited by the Borrower or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 5:00 p.m. on the day when due in Dollars in immediately available funds to the Collection Account or such other account as is designated by the Administrative Agent. The Borrower or the Servicer, as applicable, shall, to the extent permitted by Applicable Law, pay to the Secured Parties interest on all amounts not paid or deposited when due (taking into account any grace period provided for herein related to such payments) to any of the Secured Parties hereunder at an interest rate of 2.00% per annum above the Base Rate (other than with respect to any Advances Outstanding, which shall accrue at the Benchmark Yield Rate, One Day Advance Yield Rate or Base Rate Yield Rate, as applicable), payable on demand, from the date of such nonpayment until such amount is paid in full (as well after as before judgment); provided that such interest rate shall not at any time exceed the maximum rate permitted by Applicable Law. Any Obligation hereunder shall not be reduced by any distribution of any portion of Available Collections if at any time

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ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

SECTION 4.01 Representations and Warranties of the Borrower. The Borrower hereby represents and warrants, as of the ~~Twelfth~~Thirteenth Amendment Effective Date, as of each applicable Cut-Off Date, as of each applicable Advance Date, as of each Payment Date and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made (unless a specific date is specified below):

(a) Organization, Good Standing and Due Qualification. The Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (subject to Section 5.02(q)) and has the power and all licenses necessary to own its assets and to transact the business in which it is engaged and is duly qualified and in good standing under the laws of each jurisdiction where the transaction of such business or its ownership of the Loan Assets and the Collateral Portfolio requires such qualification. Without limiting the generality of the foregoing and for the avoidance of doubt, all consents or approvals required under the JPM Credit Documents in connection with the execution, delivery or performance by the Borrower of this Agreement and the other Transaction Documents, including, without limitation, for the transfer of the Collateral Portfolio to the Borrower and the pledge of a first priority perfected security interest in such Collateral Portfolio by the Borrower to the Collateral Agent have been obtained.

(b) Power and Authority; Due Authorization; Execution and Delivery. The Borrower has the necessary power, authority and legal right to make, deliver and perform this Agreement and each of the Transaction Documents to which it is a party and all of the transactions contemplated hereby and thereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and each of the Transaction Documents to which it is a party, and to grant to the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest in the Collateral Portfolio on the terms and conditions of this Agreement, subject only to Permitted Liens.

(c) Binding Obligation. This Agreement and each of the Transaction Documents to which the Borrower is a party constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by Bankruptcy Laws and by general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

(d) All Consents Required. No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority, bureau or agency is required in connection with the execution, delivery or performance by the Borrower of this Agreement or any Transaction Document to which it is a party or the validity or enforceability of this Agreement or any such Transaction Document or the Loan Assets or the transfer of an ownership interest or security interest in such Loan Assets, other than such as have been met or obtained and are in full force and effect.

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SMBC is a Lender) and each Lender that has at least the lesser of (i) $75,000,000 in Commitments and (ii) 10% of Aggregate Commitments;

(j)except to the extent otherwise expressly permitted or contemplated by the provisions of this Agreement or the applicable Transaction Documents, modify any provisions of this Agreement in order to release all or substantially all of the Collateral Portfolio, without the written consent of SMBC (to the extent SMBC is a Lender) and each Lender that has at least the lesser of (i) $75,000,000 in Commitments and (ii) 10% of Aggregate Commitments;

(k)materially modify any obligations of the Borrower to furnish any report required by the provisions of Section 6.08 or to materially modify the contents of any such report, without the written consent of SMBC (to the extent SMBC is a Lender) and each Lender that has at least the lesser of (i) $75,000,000 in Commitments and (ii) 10% of Aggregate Commitments; or

(l)modify the definition of “Waterfall Coverage Ratio Test” without the written consent of SMBC (to the extent SMBC is a Lender) and each Lender that has at least the lesser of (i) $75,000,000 in Commitments and (ii) 10% of Aggregate Commitments;

and, provided, further, that (i) no amendment, waiver or consent shall amend, modify or waive any provision adversely affecting the rights, obligations or duties of the Collateral Custodian, the Collateral Agent or the Bank, in each case without the prior written consent of the Collateral Custodian, the Collateral Agent or the Bank, as applicable, (ii) each Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto and (iii) notwithstanding the foregoing, the Aggregate Commitments may be increased up to an amount equal to $~~1,300,000,000~~2,500,000,000 with only the consent of the Borrower, the Administrative Agent and each Lender whose Commitment is being increased. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately and materially adversely relative to other affected Lenders shall require the consent of such Defaulting Lender;

and, provided, further, that any amendment, modification or waiver to correct any inconsistency or cure any ambiguity or error in this Agreement may be entered into with the written consent of only the Borrower, the Servicer and the Administrative Agent;

and, provided, further, that the Borrower (or the Servicer on its behalf) will provide notice to the Collateral Custodian of the effectiveness of each amendment, waiver, and consent; provided, however, that failure to provide such notice to the Collateral Custodian shall not affect the effectiveness of such amendment, waiver, or consent.

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